Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2015 relating to the financial statements of Carbylan Therapeutics, Inc. which appears in Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-201278) filed on April 6, 2015.

/s/ PricewaterhouseCoopers LLP
San Jose, California
April 29, 2015